Exhibit 10.1

Extension of Agreement to Organize

and

Operate A Joint Venture

Pursuant to ARTICLE X, TERMINATION, the Parties hereto to that certain Agreement to Organize and Operate a Joint Venture dated June 14, 2018 (“Agreement”), as amended on June 29, 2018, and July 16, 2018, hereby agree to extend the Closing Date of the Agreement up to and including Friday, August 31, 2018.

All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement with an effective date of August 17, 2018.

Digital Power Lending, LLC

By:	/s/ William Corbett
William Corbett, Manager

QPAGOS

By:	/s/ Gaston Pereira
Gaston Pereira, Chief Executive Officer

Innovative Payment Systems, Inc.

By:	/s/ Greg Rovner
Greg Rovner